(logo) GREYSTONE

GREYSTONE SERVICING COMPANY LLC

5221 N. O’Connor Blvd., Suite 800

Irving, Texas 75039

Phone: 469-749-2000

www.greyco.com

ANNUAL STATEMENT OF COMPLIANCE

Per the applicable Servicing Agreement for each of the transactions listed on Schedule I hereto, the undersigned, duly authorized officers of Greystone Servicing Company LLC (“Greystone”), in its capacity as special servicer, hereby certify as follows as of and for the year ending December 31, 2024 (the “Reporting Period”):

1.        A review of Greystone’s activities during the Reporting Period and of its performance under the applicable Servicing Agreement has been made under each officer’s supervision;

2.        To the best of each officer’s knowledge, based on such review, Greystone has fulfilled its obligations under the applicable Servicing Agreement in all material respects throughout the Reporting Period; and

3.        Greystone has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or either Grantor Trust Pool as a Grantor Trust for income tax purposes from the IRS or any other governmental agency or body.

IN WITNESS WHEREOF, the undersigned have executed this certificate effective as of the 28th day of February, 2025.

/s/ Jenna Vick Unell

Jenna Vick Unell, Vice President

/s/ Amy Dixon

Amy Dixon, Assistant Secretary

SCHEDULE I
Transaction	Servicing Agreement	Servicing Agreement Date	Reporting Period
1629 Veterans	Pooling and Servicing Agreement	5/9/2024	5/9/2024 - 12/31/2024
BACM 2006-4	Pooling and Servicing Agreement	8/1/2006	2024
BAMLL 2019-BPR	Pooling and Servicing Agreement	12/17/2019	2024
BANK 2020-BNK30	Pooling and Servicing Agreement	12/1/2020	2024
BANK 2021-BNK34	Pooling and Servicing Agreement	6/1/2021	2024
BANK 2022-BNK43	Pooling and Servicing Agreement	8/1/2022	2024
BANK5 2023-5YR3	Pooling and Servicing Agreement	9/1/2023	2024
BANK5 2024-5YR8	Pooling and Servicing Agreement	8/1/2024	8/15/2024 - 12/31/2024
BMARK 2021-B24	Pooling and Servicing Agreement	3/1/2021	2024
BMARK 2023-V3	Pooling and Servicing Agreement	7/1/2023	2024
BMO 2023-5C2	Pooling and Servicing Agreement	11/1/2023	2024
BMO 2024-5C3	Pooling and Servicing Agreement	2/1/2024	2/14/2024 - 12/31/2024
BMO 2024-5C7	Pooling and Servicing Agreement	10/1/2024	10/30/2024 - 12/31/2024
BMO 2024-5C8	Pooling and Servicing Agreement	12/1/2024	12/19/2024 - 12/31/2024
BSCMS 2004-PWR3	Pooling and Servicing Agreement	3/1/2004	2024
BSCMS 2004-PWR6	Pooling and Servicing Agreement	12/1/2004	1/1/2024 - 11/12/2024
BSCMS 2005-PWR7	Pooling and Servicing Agreement	3/1/2005	1/1/2024 - 11/12/2024
BSCMS 2007-PWR15	Pooling and Servicing Agreement	3/1/2007	2024
BSCMSI 2006-TOP24	Pooling and Servicing Agreement	10/1/2006	2024
CD 2006-CD2	Pooling and Servicing Agreement	3/1/2006	1/1/2024 - 9/17/2024
CD 2006-CD3	Pooling and Servicing Agreement	10/1/2006	2024
CGCMT 2015-GC35	Pooling and Servicing Agreement	12/1/2015	2024
CGCMT 2016-C2	Pooling and Servicing Agreement	8/1/2016	2024
CGCMT 2016-GC36	Pooling and Servicing Agreement	2/1/2016	1/1/2024 - 12/26/2024
CGCMT 2016-P3	Pooling and Servicing Agreement	4/1/2016	2024
CGCMT 2022-GC48	Pooling and Servicing Agreement	6/1/2022	2024
CGMAT 2006-C4	Pooling and Servicing Agreement	6/1/2006	2024
COMM 2005-C6	Pooling and Servicing Agreement	8/1/2005	2024
CRBT 2024-Q030	Pooling and Servicing Agreement	11/1/2024	11/26/2024 - 12/31/2024
CSAIL 2015-C1	Pooling and Servicing Agreement	3/1/2015	2024
CSFB 2004-C4	Pooling and Servicing Agreement	11/1/2004	1/1/2024 - 8/16/2024
CSFB 2005-C3	Pooling and Servicing Agreement	6/1/2005	2024
CSFBMC 2006-C4	Pooling and Servicing Agreement	9/1/2006	2024
CSMC 2016-NXSR	Pooling and Servicing Agreement	12/1/2016	2024
DC 2024-HLTN	Servicing Agreement	4/1/2024	4/4/2024 - 12/31/2024
FFB 2024-Q031	Pooling and Servicing Agreement	12/1/2024	12/12/2024 - 12/31/2024
FIVE 2023-V1	Pooling and Servicing Agreement	2/1/2023	2024
FREMF 2015-K51	Pooling and Servicing Agreement	12/1/2015	2024
FREMF 2016-KS06	Pooling and Servicing Agreement	10/1/2016	3/22/2024 - 12/31/2024
FREMF 2019-KC03	Pooling and Servicing Agreement	1/1/2019	2024
FREMF 2019-KC06	Pooling and Servicing Agreement	11/1/2019	4/30/2024 - 12/31/2024
FREMF 2020-KF80	Pooling and Servicing Agreement	7/1/2020	4/30/2024 - 12/31/2024
FREMF 2020-KF87	Pooling and Servicing Agreement	10/1/2020	4/30/2024 - 12/31/2024
FREMF 2020-KG04	Pooling and Servicing Agreement	12/1/2020	11/1/2024 - 12/31/2024
FREMF 2021-KF112	Pooling and Servicing Agreement	5/1/2021	4/29/2024 - 12/31/2024
FREMF 2021-KF122	Pooling and Servicing Agreement	10/1/2021	1/1/2024 - 3/6/2024
FREMF 2021-KF125	Pooling and Servicing Agreement	11/1/2021	4/30/2024 - 12/31/2024
FRESB 2015-SB1	Pooling and Servicing Agreement	8/1/2015	2024
FRESB 2015-SB4	Pooling and Servicing Agreement	10/1/2015	2024
FRESB 2015-SB9	Pooling and Servicing Agreement	12/1/2015	2024
FRESB 2016-SB13	Pooling and Servicing Agreement	3/1/2016	2024
FRESB 2016-SB15	Pooling and Servicing Agreement	4/1/2016	2024
FRESB 2016-SB16	Pooling and Servicing Agreement	5/1/2016	2024
FRESB 2016-SB20	Pooling and Servicing Agreement	8/1/2016	2024
FRESB 2016-SB24	Pooling and Servicing Agreement	11/1/2016	2024
FRESB 2016-SB25	Pooling and Servicing Agreement	12/1/2016	2024
FRESB 2020-SB79	Pooling and Servicing Agreement	10/1/2020	2024
FRESB 2021-SB86	Pooling and Servicing Agreement	5/1/2021	2024
FRESB 2021-SB90	Pooling and Servicing Agreement	9/1/2021	2024
GCC 2021-2	Pooling and Servicing Agreement	5/18/2021	1/1/2024 - 5/20/2024
GCC 2021-3	Pooling and Servicing Agreement	7/30/2021	1/1/2024 - 8/1/2024
GSMS 2015-GS1	Pooling and Servicing Agreement	11/1/2015	1/1/2024 - 12/26/2024
GSTNE 2019-FL2	Servicing Agreement	9/13/2019	1/1/2024 - 10/15/2024
GSTNE 2021-FL3	Servicing Agreement	8/10/2021	2024
GSTNE 2021-HC2	Servicing Agreement	12/14/2021	2024
GSTNE 2024-HC3	Servicing Agreement	3/15/2024	3/15/2024 - 12/31/2024
JPM 2007-CIBC18	Pooling and Servicing Agreement	(3/7/2007) A&R 2/27/2012	1/1/2024 - 1/12/2024
JPM 2007-CIBC20	Pooling and Servicing Agreement	9/28/2007	2024
JPMCC 2005-CIBC 11	Pooling and Servicing Agreement	3/30/2005	2024
JPMCC 2007-LDP11	Pooling and Servicing Agreement	7/1/2007	2024
JPMCC 2010-C2	Pooling and Servicing Agreement	10/1/2010	2024
JPMCC 2013-LC11	Pooling and Servicing Agreement	5/1/2013	2024
LBUBS 2005-C3	Pooling and Servicing Agreement	6/13/2005	1/1/2024 - 2/16/2024
LBUBS 2005-C7	Pooling and Servicing Agreement	10/11/2005	2024
MSBAM 2016-C28	Pooling and Servicing Agreement	2/1/2016	2024
MSC 2016-BNK2	Pooling and Servicing Agreement	11/1/2016	2024
MSC 2016-UB11	Pooling and Servicing Agreement	8/1/2016	4/9/2024 - 12/31/2024
MSCI 2006-TOP21	Pooling and Servicing Agreement	1/1/2006	2024
MSCI 2007-TOP25	Pooling and Servicing Agreement	1/1/2007	2024
NFA 2024-1	Pooling and Servicing Agreement	3/26/2024	3/26/2024 - 12/31/2024
SGCMS 2020-COVE	Pooling and Servicing Agreement	2/12/2020	2024
TX 2024-HOU	Servicing Agreement	6/14/2024	6/14/2024 - 12/31/2024
Wanamaker	Pooling and Servicing Agreement	6/25/2024	6/25/2024 - 12/31/2024
WEB 2024-Q028	Pooling and Servicing Agreement	9/1/2024	9/30/2024 - 12/31/2024
WFCM 2015-C28	Pooling and Servicing Agreement	5/1/2015	2024
WFCM 2016-C36	Pooling and Servicing Agreement	11/1/2016	2024
WFCM 2017-C40	Pooling and Servicing Agreement	10/1/2017	1/1/2024 - 7/19/2024
WFCM 2017-RB1	Pooling and Servicing Agreement	3/1/2017	2024
WFCM 2019-C51	Pooling and Servicing Agreement	7/1/2019	2024
WFRBS 2014-C21	Pooling and Servicing Agreement	8/1/2014	2024